                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                OCTOBER 11, 1996
                                (Date of report)



                                  ULTRAK, INC.
             (Exact name of registrant as specified in its charter)




           DELAWARE                       0-9463                75-2626358
(State or other jurisdiction of        (Commission           (I.R.S. employer
incorporation or organization)         file number)         identification no.)



                        1220 CHAMPION CIRCLE, SUITE 100,
                            CARROLLTON, TEXAS 75006
                    (Address of principal executive offices)


                                 (972) 280-9675
              (Registrant's telephone number, including area code)

                         ULTRAK, INC. AND SUBSIDIARIES


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

The audited financial statements of Groupe Bisset, S.A. ("Bisset"), acquired on September 26, 1996, as of and for the years ended December 31, 1995 and 1994 are included as part of this Report.

(b)  Pro Forma Financial Information

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors and Stockholders of
Groupe Bisset S.A.




We have audited the accompanying balance sheets of Groupe Bisset S.A. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Groupe Bisset S.A. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





Grant Thornton LLP


Dallas, Texas


October 18, 1996

GROUPE BISSET S.A.

BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


                                                                               DECEMBER 31,
                                                                     --------------------------------
                                                                     1995         1995          1994
                                                                     --------------------------------
                                                                      US$          FF            FF
CURRENT ASSETS

Cash and cash equivalents                                              955        4,935         2,995

Trade accounts receivable, less allowance for doubtful
    accounts of FF 586 and FF 641 at December 31, 1995 and
    1994 respectively                                                3,266       16,877        13,050

Other receivables                                                       59          307           200

Inventories                                                          2,368       12,233         7,679

Prepaid expenses and other current assets                              107          552           172
                                                                     --------------------------------
                    Total current assets                             6,755       34,904        24,096

PROPERTY AND EQUIPMENT, NET                                            199        1,028           602

DEFERRED INCOME TAXES                                                  252        1,304         1,404

OTHER ASSETS                                                            79          407           218
                                                                     --------------------------------
                                                                     7,285       37,643        26,320
                                                                     ================================

GROUPE BISSET S.A.

BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


                                                                            DECEMBER 31,
                                                                   --------------------------------
                                                                   1995         1995         1994
                                                                   --------------------------------
                                                                    US$           FF           FF
CURRENT LIABILITIES

Accounts payable - trade                                           2,363        12,208       11,120

Accrued expenses and other current liabilities                       912         4,714        4,629

Payable to a related party                                             -             -          395

Income taxes payable                                                 642         3,316            -
                                                                   --------------------------------
                 Total current liabilities                         3,917        20,238       16,144

ACCRUED PROFIT SHARING CONTRIBUTIONS                                 189           977          158

POST EMPLOYMENT BENEFITS OBLIGATION                                  226         1,170          999

COMMITMENTS                                                            -             -            -

STOCKHOLDERS' EQUITY

     Common stock, FF 1,000 nominal value; 5,000 shares
          authorized, issued and oustanding                          968         5,000        5,000

     Additional contributed capital                                  116           600          600

     Retained earnings                                             1,869         9,658        3,419
                                                                   --------------------------------
                Total stockholders' equity                         2,953        15,258        9,019
                                                                   --------------------------------
                                                                   7,285        37,643       26,320
                                                                   ================================


The accompanying notes are an integral part of these statements.

GROUPE BISSET S.A.

STATEMENTS OF INCOME
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                    YEARS ENDED DECEMBER 31,
                                                ---------------------------------
                                                1995         1995         1994
                                                ---------------------------------
                                                 US$           FF           FF
Net sales                                       17,793        91,940       77,866

Cost of sales                                   12,108        62,567       55,236
                                                ---------------------------------
             Gross profit                        5,685        29,373       22,630

Operating expenses :

    Marketing and sales                          1,521         7,860        7,344

    General and administrative                   2,140        11,058       11,273
                                                ---------------------------------
                                                 3,661        18,918       18,617
                                                ---------------------------------
             Operating profit                    2,024        10,455        4,013

Other expense (income) :

    Interest expense and financial costs           236         1,219        1,034

    Foreign currency gains, net                    (56)         (290)        (281)

    Interest income                                (48)         (248)          (9)

    Write-off of leasehold improvements              -             -        1,179
                                                ---------------------------------
             Income before income taxes          1,892         9,774        2,090

Income taxes                                       685         3,535          718
                                                ---------------------------------
             Net income                          1,207         6,239        1,372
                                                =================================


The accompanying notes are an integral part of these statements.

GROUPE BISSET S.A.

STATEMENT OF STOCKHOLDERS' EQUITY
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------



                                             COMMON STOCK        ADDITIONAL                     TOTAL
                                          ------------------     CONTRIBUTED     RETAINED    STOCKHOLDERS'
                                          SHARES      AMOUNT       CAPITAL       EARNINGS       EQUITY
                                          ------      ------       -------       --------       ------
Balance at January 1, 1994                 5,000       5,000                       2,047           7,047

Net income                                     -           -              -        1,372           1,372

Capital contribution from a related
party, net of taxes                            -           -            600            -             600
                                           -------------------------------------------------------------
Balance at December 31, 1994               5,000       5,000            600        3,419           9,019

Net income                                     -           -              -        6,239           6,239
                                           -------------------------------------------------------------
Balance at December 31, 1995               5,000       5,000            600        9,658          15,258
                                           =============================================================
Balance at December 31, 1995
(IN THOUSANDS OF US$)                                    968            116        1,869           2,953
                                                       =================================================


          The accompanying notes are an integral part of this statement.

GROUPE BISSET S.A.

STATEMENTS OF CASH FLOWS
(AMOUNT IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                       YEARS ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                   1995         1995         1994
                                                                   --------------------------------
                                                                    US$           FF           FF
Cash flows from operating activities :

Net income                                                         1,207         6,239        1,372

Adjustments to reconcile net income to net cash provided by operating activities :

    Depreciation and amortization                                     61           314          186

    Write-off of leasehold improvements                                -             -        1,179

    Deferred income taxes                                             19           100          697

Changes in operating assets and liabilities :

    Accounts receivable                                             (741)       (3,827)      (5,180)

    Other receivables                                                (21)         (107)        (294)

    Inventories                                                     (881)       (4,554)         (52)

    Prepaid expenses and other current assets                        (74)         (380)         829

    Other assets                                                     (56)         (289)        (119)

    Accounts payable                                                 211         1,088        2,034

    Payable to a related party                                       (76)         (395)         398

    Accrued expenses and other current liabilities                    16            85          351

    Income taxes payable                                             642         3,316            -

    Accrued profit sharing contributions                             159           819          (91)

    Post employment benefits                                          33           171           28
                                                                   --------------------------------
         Net cash provided by operating activities                   499         2,580        1,338

Cash flows from investing activities :

    Purchases of property and equipment                             (124)         (640)        (465)

Cash flows from financing activities :

    Capital contribution - related party                               -             -          900
                                                                   --------------------------------
Net increase in cash and cash equivalents                            375         1,940        1,773

Cash and cash equivalents at beginning of year                       580         2,995        1,222
                                                                   --------------------------------
Cash and cash equivalents at end of year                             955         4,935        2,995
                                                                   ================================
    Cash paid for interest                                           153           791          722
                                                                   ================================
    Cash paid for income taxes                                         -             -            -
                                                                   ================================

          The accompanying notes are an integral part of these statements.

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


NOTE A - THE COMPANY AND BASIS OF FINANCIAL STATEMENTS

         ORGANIZATION

         Groupe Bisset S.A. is a societe anonyme or limited liability corporation under the laws of the Republic of France.

         NATURE OF OPERATIONS

         The Company markets and distributes closed-circuit television and audio equipment to customers primarily located in France. The Company's products include closed circuit video and television equipment and audio equipment including mixers, equalizers, CD players, speakers and public address equipment.

         BASIS OF PRESENTATION

         The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs (FF) at the noon buying rate in New York City for cable transfers in French francs as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996 which was FF
         5.1670 for each U.S. dollar.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

         The financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes. Actual results could differ from those estimates. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

         REVENUE RECOGNITION

         The Company records revenue upon shipment of product to its customers.


         INVENTORIES

         Inventories are comprised principally of goods held for resale, which are valued at the lower of cost or market, with cost determined principally on the average cost method.

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


          PROPERTY AND EQUIPMENT AND DEPRECIATION

          Property, plant and equipment are carried at cost. The provision for depreciation is computed using the straight line and accelerated methods over the estimated useful lives of the assets which are as follows :

                    Leasehold improvements   . . . . . . . . . . 5 to 10 years
                    Machinery and equipment  . . . . . . . . . . . . . 5 years
                    Office furniture and equipment   . . . . . .  2 to 5 years

         INCOME TAXES

         Deferred income taxes are determined using the liability method, under which deferred tax assets and liabilities are determined based on differences between financial accounting and tax bases of assets and liabilities and calculated applying currently legislated tax rates in effect when the temporary differences will reverse.

         STATEMENTS OF CASH FLOWS

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, trade receivables and payables. The fair value of all instruments approximates the carrying value.

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


NOTE C - PROPERTY AND EQUIPMENT

         Property and equipment consist of the follows :

                                                              DECEMBER 31,
                                                          ---------------------
                                                           1995          1994
                                                          -------       -------
                                                           (in Thousands of FF)
         Leasehold improvements                               942           768
         Machinery and equipment                              423           379
         Office furniture and equipment                       982         1,089
                                                          -------       -------
                                                            2,347         2,236
         Less accumulated depreciation and amortization    (1,319)       (1,634)
                                                          -------       -------
                                                            1,028           602
                                                          =======       =======

NOTE D - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         Accrued expenses and other current liabilities consist of the following :

                                                               DECEMBER 31,
                                                            -------------------
                                                            1995          1994
                                                            -----         -----
                                                            (in Thousands of FF)
         Salaries, benefits and payroll withholdings        1,815         1,644
         Payable to French taxation authority               2,200         2,200
         Other                                                699           785
                                                            -----         -----
                                                            4,714         4,629
                                                            =====         =====

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


NOTE E - INCOME TAXES

         The provision for taxes on income consists of the following :

                                                                DECEMBER 31,
                                                            --------------------
                                                            1995            1994
                                                            -----           ----
                                                            (in Thousands of FF)
         Current                                            3,796            794
         Benefit of tax operating loss carryforwards         (361)          (773)
         Adjustment of deferred taxes for enacted change
             in tax rates                                    (140)             -
         Deferred                                             240            697
                                                            -----           ----
                                                            3,535            718
                                                            =====           ====

         The Company's effective income tax rate differed from the French statutory rate as follows :

                                                   YEAR ENDED DECEMBER 31,
                                                   ------------------------
                                                   1995                1994
                                                   ----                ----
         French statutory rate                     36.7%               33.3%
         Minimum corporation tax                    0.5                 1.1
         Other, net                                (1.0)                  -
                                                   ----                ----
                                                   36.2%               34.4%
                                                   ====                ====

         The components of the deferred tax assets and liabilities are as follows :

                                                                    DECEMBER 31,
                                                                 -------------------
                                                                 1995           1994
                                                                 -----         -----
                                                                 (in Thousands of FF)
         Deferred tax assets
            Inventories                                            191           427
            Trade accounts receivable                               54           119
            Accrued expenses and other current liabilities       1,021           503
            Net operating and capital loss carryforwards           120           447
            Other, net                                              70            28
            Valuation allowance                                   (120)         (120)
                                                                 -----         -----
                                                                 1,336         1,404
         Deferred tax liabilities                                  (32)            -
                                                                 -----         -----
                                                                 1,304         1,404
                                                                 =====         =====

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


         As of December 31, 1995, the Company has available net capital loss carryforwards of approximately FF 798,000 which are available to reduce future taxable income through 2005. A valuation allowance of FF 120,000 has been provided against the deferred tax asset related to these capital loss carryforwards.

NOTE F - PROFIT SHARING PLAN

         The Company has a profit sharing plan which is consistent with French labor law. In each year that the Company has current taxable income, it is required to compute an amount for distribution to employees based upon a formula required by French law. The distribution of the profit sharing amount to individual employees is deferred for five years. Under certain restricted conditions, including termination of employment with the Company, employees may receive their allocated distribution prior to completion of the five year period. As permitted by law, the Company does not set aside specific funds to meet profit sharing obligations.

NOTE G - EMPLOYEE RETIREMENT PLANS

         The Company contributes to pension plans for employees in accordance with French labor law. The contributions are based on the salary levels and are contributed to the relevant state-sponsored organizations. The Company has no further liability in connection with these plans other than its annual contributions. As permitted by law, the Company does not set aside specific funds to meet retirement plan obligations.

NOTE H - POST EMPLOYMENT BENEFITS OBLIGATION

         French labor law requires the payment of a lump sum retirement indemnity to employees based upon years of service and the level of their compensation at retirement. Benefits do not vest prior to retirement. The Company's obligation at December 31, 1995 and 1994 was FF 1,170,000 and FF 999,000, respectively. The post employment benefit expense was FF 171,000 and FF 28,000 for the year ending December 31, 1995 and 1994, respectively.

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


NOTE I - MAJOR SUPPLIERS

         In the year ended December 31, 1995, approximately 35% of the Company's purchases of products were from two suppliers. In the year ended December 31, 1994, approximately 40% of the Company's purchases of products were from three suppliers. Although there are a limited number of manufacturers of the Company's products, management believes there are suppliers who could provide similar products on comparable terms. A change in suppliers could cause a delay and a possible loss of sales, which could affect operating results adversely.


NOTE J - COMMITMENTS

         The Company has entered into operating leases for office and warehouse space and automobiles which expire at various dates through 2003.

         Minimum future rental payments for all long-term, noncancelable operating leases are presented below (in thousands of FF):

         Year ending December 31,
           1996                                              791
           1997                                              748
           1998                                              705
           1999                                              606
           2000 and thereafter                             2,274
                                                           -----
                                                           5,124
                                                           =====

         Total rent expense charged to operations was FF 733,000 and FF 3,134,000 for 1995 and 1994, respectively.

         The Company had outstanding letters of credit at December 31, 1995 of approximately FF 6,500,000 with respect to inventory purchase commitments.

GROUPE BISSET S.A.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 31, 1994
--------------------------------------------------------------------------------


NOTE K - RELATED PARTIES

         During the year ending December 31, 1994, the Company leased office and warehouse space from Lamoris S.A. (Lamoris), a company related to the Company through common ownership. Rent expense to Lamoris during 1994 totalled FF 2,209,000. In September 1994, the lease was terminated and FF 1,179,000 of leasehold improvements written off. Also, Lamoris forgave FF 900,000 of rent that was due at the date of termination. This transaction has been recorded as a capital contribution, net of related taxes of FF 300,000.

         During 1994, the Company wrote off FF 414,000 due from Satelset S.A., an entity related to the Company through common ownership.


NOTE L - SUBSEQUENT EVENTS

         In March 1996, the Company paid a dividend in the amount of FF
         3,000,000.

         In September 1996, Ultrak Inc. (Ultrak) acquired all of the oustanding common stock of the Company for approximately FF 80 million payable in cash and restricted Ultrak common stock. In addition, up to FF 13 million payable in cash and restricted Ultrak common stock is due to the sellers if certain income levels are obtained by the Company in the future.

GROUPE BISSET S.A.

BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


                                                        SEPTEMBER 30,
                                                    ---------------------
                                                    1996             1996
                                                    ---------------------
                                                     US$              FF
CURRENT ASSETS

Cash and cash equivalents                             559           2,890

Trade accounts receivable, net                      2,153          11,123

Inventories                                         2,826          14,602

Income taxes                                          157             811

Prepaid expenses and other current assets              57             296
                                                    ---------------------
                   Total current assets             5,752          29,722

PROPERTY AND EQUIPMENT - NET                          166             860

DEFERRED  INCOME TAXES                                239           1,235

OTHER ASSETS                                           49             249
                                                    ---------------------
                                                    6,206          32,066
                                                    =====================

GROUPE BISSET S.A.

BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


                                                                    SEPTEMBER 30,
                                                                ---------------------
                                                                1996             1996
                                                                ---------------------
                                                                 US$              FF
CURRENT LIABILITIES

Accounts payable - trade                                        1,820           9,403

Accrued expenses and other current liabilities                    999           5,166
                                                                ---------------------
                Total current liabilities                       2,819          14,569

ACCRUED PROFIT SHARING CONTRIBUTIONS                              218           1,123

POST EMPLOYMENT BENEFITS OBLIGATION                               255           1,320

COMMITMENTS                                                         -               -

STOCKHOLDERS' EQUITY

     Common stock, FF 1,000 nominal value; 5,000 shares
        authorized, issued and outstanding                        968           5,000

     Additional contributed capital                               116             600

     Retained earnings                                          1,830           9,454
                                                                ---------------------
                TOTAL STOCKHOLDERS' EQUITY                      2,914          15,054
                                                                ---------------------
                                                                6,206          32,066
                                                                =====================

See notes to unaudited financial statements.

GROUPE BISSET S.A.

STATEMENTS OF INCOME (UNAUDITED)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                         NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                  ---------------------------------
                                                   1996         1996         1995
                                                  ---------------------------------
                                                    US$           FF           FF
Net sales                                         11,573        59,796       65,067

Cost of sales                                      7,832        40,468       44,186
                                                  ---------------------------------
             Gross profit                          3,741        19,328       20,881

Operating expenses :

    Marketing and sales                            1,233         6,370        5,860

    General and administrative                     1,558         8,053        7,931
                                                  ---------------------------------
                                                   2,791        14,423       13,791
                                                  ---------------------------------
             Operating profit                        950         4,905        7,090

Other expense (income) :

    Interest expense                                 124           641        1,038

    Foreign currency gains, net                      (19)          (97)        (350)

    Interest income                                    -            (2)        (172)
                                                  ---------------------------------
             Income before income taxes              845         4,363        6,574

Income taxes                                         304         1,567        2,732
                                                  ---------------------------------
             Net income                              541         2,796        3,842
                                                  =================================


See notes to unaudited financial statements.

GROUPE BISSET S.A.

STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
(AMOUNTS IN THOUSANDS OF FRENCH FRANCS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


                                             COMMON STOCK         ADDITIONAL                      TOTAL
                                          ------------------      CONTRIBUTED    RETAINED     STOCKHOLDERS'
                                          SHARES      AMOUNT        CAPITAL      EARNINGS        EQUITY
                                          ------      ------        -------      --------        ------
Balance at January 1, 1996                 5,000       5,000            600        9,658          15,258

Net income                                     -           -              -        2,796           2,796

Dividends paid                                 -           -              -       (3,000)         (3,000)
                                           -------------------------------------------------------------
Balance at September 30, 1996              5,000       5,000            600        9,454          15,054
                                           =============================================================
Balance at September 30, 1996
(IN THOUSAND OF US$)                                     968            116        1,830           2,914
                                                       =================================================

See notes to unaudited financial statements.

GROUPE BISSET S.A.

STATEMENTS OF CASH FLOWS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


                                                                         NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                   -----------------------------
                                                                    1996       1996        1995
                                                                   -----------------------------
                                                                   US$           FF          FF
Cash flows from operating activities :

Net income                                                           541        2,796      3,842

Adjustments to reconcile net income to net cash provided by operating activities :

    Depreciation and amortization                                     65          336        195

    Deferred income taxes                                             13           69         83

Changes in operating assets and liabilities :

    Accounts receivable                                            1,114        5,754      1,078

    Inventories                                                     (458)      (2,369)    (6,878)

    Prepaid expenses and other current assets                        109          563        402

    Other assets                                                       4           16       (230)

    Accounts payable                                                (543)      (2,805)    (3,570)

    Accrued expenses and other current liabilities                    87          452        221

    Payable to related party                                           -            -       (395)

    Income taxes payable                                            (799)      (4,127)     2,530

    Accrued profit sharing contributions                              28          146        641

    Post employment benefits                                          29          150        128
                                                                   -----------------------------
    Net cash provided (used in) by operating activities              190          981     (1,953)

Cash flows from investing activities :

    Purchases of property and equipment                               (5)         (26)      (523)

Cash flows from financing activities :

    Payment of dividends                                            (581)      (3,000)         -
                                                                   -----------------------------
Net decrease in cash and cash equivalents                           (396)      (2,045)    (2,476)

Cash and cash equivalents at beginning of period                     955        4,935      2,995
                                                                   -----------------------------
Cash and cash equivalents at end of period                           559        2,890        519
                                                                   =============================
    Cash paid for interest                                            68          352        720
                                                                   =============================
    Cash paid for income taxes                                     1,102        5,695          -
                                                                   =============================

See notes to unaudited financial statements.

GROUPE BISSET S.A.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A - BASIS OF PRESENTATION AND ACCOUNTING POLICIES

         In the opinion of management, the unaudited interim financial statements reflect all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation. Operating results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. These statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1995.

         The unaudited interim financial statements have been prepared using accounting principles generally accepted in the United States consistent with those used for the December 31, 1995 audited financial statements.

         The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon-buying rate in New York City for cable transfers in French francs as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996, which was FF
         5.1670 for each U.S. dollar.

            SELECTED PRO FORMA CONDENSED CONSOLIDATED OPERATING DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following unaudited selected pro forma condensed consolidated operating data of the Company for the year ended December 31, 1995 and for the nine months ended September 30, 1996, give effect to the acquisitions of Diamond, MAXPRO and Bisset as if they had been consummated on January 1, 1995. The unaudited selected pro forma condensed consolidated operating data set forth below are qualified by reference to and should be read in conjunction with, the historical financial statements of the Company, Diamond Electronics, Inc., MAXPRO Systems Pty. Ltd ("MAXPRO") and Groupe Bisset, S.A. ("Bisset") incorporated by reference in this Prospectus. The unaudited selected pro forma condensed consolidated operating data set forth below are not necessarily indicative of the results of the operations that might have occurred if the transactions had taken place on such date or of the Company's results of operations for any future period. The financial statements of MAXPRO and Bisset were converted from Australian Dollars and French Francs, respectively, using the exchange rates as of September 30, 1996 (1.26 Australian Dollars per one dollar and 5.16 French Francs per one dollar).

                                                                   YEAR ENDED DECEMBER 31, 1995
                                            ---------------------------------------------------------------------------
                                                                                            PRO FORMA       PRO FORMA
                                            COMPANY     DIAMOND(1)    MAXPRO    BISSET     ADJUSTMENTS     CONSOLIDATED
                                            --------    ----------    ------    -------    -----------     ------------
Net sales.................................  $101,232      $6,142      $8,784    $17,818      $  (533)(3)     $133,443
Cost of sales.............................    76,319       4,163       4,400     12,125         (533)(3)       96,474
                                            --------      ------      ------    --------    --------         --------
Gross profit..............................    24,913       1,979       4,384      5,693           --           36,969
Marketing and sales expenses..............    13,255         877         666      1,523           --           16,321
General and administrative expenses.......     5,542         572       1,802      2,143          785(4)        10,844
                                            --------      ------      ------    --------    --------         --------
        Total operating expenses..........    18,797       1,449       2,468      3,666          785           27,165
Operating profit..........................     6,116         530       1,916      2,027         (785)           9,804
Other expense.............................     1,881         148         (36)       132          345(5)         2,470
                                            --------      ------      ------    --------    --------         --------
Income before income taxes................     4,235         382       1,952      1,895       (1,130)           7,334
Income taxes..............................     1,540         152         570        685           --            2,947
                                            --------      ------      ------    --------    --------         --------
  Net income..............................     2,695      $  230      $1,382    $ 1,210      $(1,130)           4,387
                                                          ======      ======    ========    ========
Dividend requirements on preferred
  stock...................................       117                                                              117
                                             -------                                                         --------
Net income allocable to common
  stockholders............................  $  2,578                                                         $  4,270
                                            ========                                                         ========
Weighted average shares outstanding.......     7,148                                           1,535(6)         8,683
Net income per common share...............  $   0.36                                                         $   0.49

                                                                   NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                    ------------------------------------------------------------------
                                                                                           PRO FORMA       PRO FORMA
                                                    COMPANY     MAXPRO(2)     BISSET      ADJUSTMENTS     CONSOLIDATED
                                                    -------     ---------     -------     -----------     ------------
Net sales.........................................  $96,592      $ 2,726      $11,588       $  (523)(3)     $110,383
Cost of sales.....................................   67,963        1,448        7,842          (523)(3)       76,730
                                                    -------      -------      -------     ---------         --------
Gross profit......................................   28,629        1,278        3,746            --           33,653
Marketing and sales expense.......................   13,399          428        1,234            --           15,061
General and administrative expenses...............    6,385        1,156        1,561           580(4)         9,682
                                                    -------      -------      -------     ---------         --------
        Total operating expenses..................   19,784        1,584        2,795           580           24,743
Operating profit..................................    8,845         (306)         951          (580)           8,910
Other expense.....................................      937         (106)         105           (40)(5)          896
                                                    -------      -------      -------     ---------         --------
Income before income taxes........................    7,908         (200)         846          (540)           8,014
Income taxes......................................    2,773          (38)         304            --            3,039
                                                    -------      -------      -------     ---------         --------
        Net income................................    5,135      $  (162)     $   542       $  (540)           4,975
                                                                 =======      =======     =========
Dividend requirements on preferred stock..........       88                                                       88
                                                    -------                                                 --------
Net income allocable to common stockholders.......  $ 5,047                                                 $  4,887
                                                    =======                                                 ========
Weighted average shares outstanding...............    9,131                                   1,224(6)        10,355
Net income per common share.......................  $  0.55                                                 $   0.47

      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED OPERATING DATA:

(1) Represents the results of operations of Diamond, which was acquired effective July 1, 1995, for the period from January 1, 1995 to June 30, 1995.

(2) Represents the results of operations of MAXPRO, which was acquired effective July 1, 1996, for the period from January 1, 1996 to June 30, 1996.

(3) To eliminate sales and cost of sales for sales between Bisset and Diamond.

(4) To reflect amortization of goodwill over 25 years as follows:

                                                        YEAR ENDED         NINE MONTHS ENDED
                                                     DECEMBER 31, 1995     SEPTEMBER 30, 1996
                                                     -----------------     ------------------
        Diamond..................................        $  12,000                    --
        MAXPRO...................................          317,000               238,000
        Bisset...................................          456,000               342,000
                                                         ---------              --------
                                                         $ 785,000              $580,000
                                                         =========              ========

(5) To record the effect of the 25% minority interest in MAXPRO.

(6) To reflect on a pro forma basis the increase in the common and common equivalent shares outstanding for the following:

     - 600,000 shares of Common Stock issued in connection with the acquisition of Diamond.

     - The number of shares of Common Stock that would have been issued to raise the cash portion of the acquisition price of MAXPRO ($8.2 million) using the Common Stock price of the May 1996 stock offering ($16.375 per share) less estimated expenses of 7%, plus a deferred amount payable in shares of Common Stock with a minimum value of $900,000.

     - The number of shares of Common Stock that would have been issued to raise the cash portion of the acquisition price of Bisset ($5.0 million) using the Common Stock price of the May 1996 stock offering ($16.375 per share) less estimated expenses of 7%, plus 289,855 shares of Common Stock issued on September 26, 1996 and a deferred amount payable in shares of Common Stock valued at $1,250,000.

    The additional shares of Common Stock on a pro forma basis are as follows:

                                                        YEAR ENDED         NINE MONTHS ENDED
                                                     DECEMBER 31, 1995     SEPTEMBER 30, 1996
                                                     -----------------     ------------------
          Diamond................................          300,000                     --
          MAXPRO.................................          571,138                560,229
          Bisset.................................          663,609                663,609
                                                         ---------              ---------
                                                         1,534,747              1,223,828
                                                         =========              =========

(7) The Bisset acquisition includes contingent consideration of up to $2.5 million payable one-half in cash and one-half in Common Stock if net income exceeds certain levels for the twelve months ended June 30, 1997. If the additional consideration is earned, the amounts paid will increase goodwill for the transaction and will be amortized over 24 years.

                         ULTRAK, INC. AND SUBSIDIARIES

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ULTRAK, INC.
                                            (Registrant)


Date: October 21, 1996                      By:/s/ TIM D. TORNO
                                               ----------------
                                            Tim D. Torno
                                            Principal Financial and
                                            Accounting Officer